UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2003

Commission file no. 0-16191

DEL TACO RESTAURANT PROPERTIES I
(A California limited partnership)
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	95-3852699 (I.R.S. Employer Identification Number)
25521 Commercentre Drive Lake Forest, California (Address of principal executive offices)	92630 (Zip Code)

Registrant’s telephone number, including area code: (949) 462-9300

Item 4. Changes in Registrant’s Certifying Accountant.
SIGNATURE

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4. Changes in Registrant’s Certifying Accountant.

     On April 11, 2003, the Director and Executive Officers of the General Partner of Del Taco Restaurant Properties I (the “Partnership”), approved a change in auditors. The General Partner ratified the Director and Executive Officer’s dismissal of PricewaterhouseCoopers LLP as the Partnership’s independent public accountants and the selection of KPMG LLP to replace them. In accordance with SEC rules, the Partnership filed a report on Form 8-K dated April 17, 2003 to report the dismissal of PricewaterhouseCoopers LLP.

     On May 13, 2003, the Partnership completed a formal engagement letter with KPMG LLP (“KPMG”) to serve as the Partnership’s independent public accountants, effective immediately.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEL TACO RESTAURANT PROPERTIES I a California limited partnership Del Taco, Inc. General Partner
Date	May 13, 2003	Robert J. Terrano

Robert J. Terrano Executive Vice President and Chief Financial Officer

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